EXHIBIT 10.27

AMENDMENT NO. 2 TO
LNG SERVICES AGREEMENT

This Amendment No 2. (this “Amendment”) dated December 16, 2010, amends that certain LNG Services Agreement dated March 26, 2010 and effective as of April 1, 2010, as amended by that certain Amendment No. 1 to LNG Services Agreement, dated June 24, 2010 and effective as of July 1, 2010 (as amended, the “Original Agreement”), by and between Cheniere Marketing, LLC, a Delaware limited liability company (“CMI”) and JPMorgan LNG Co., a Delaware company (“LNGCo”). CMI and LNGCo are sometimes individually referred to as a “Party” and, collectively, referred to as the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.
WHEREAS, the Parties desire to amend the Original Agreement in accordance with the terms of this Amendment; and
NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained in this Agreement, as well as for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.
Amendment to Section 9.2
Section 9.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“9.2    Termination Option. Each of CMI and LNGCo shall have the option to terminate this Agreement at its sole discretion on the day following the first anniversary of the Effective Date by providing the other Party written notice of the exercise of its option to terminate no later than March 1, 2011, whereupon the first anniversary of the Effective Date shall become the “Early Termination Date.”
2.    No Other Changes; Reference. Except as specifically amended by this Amendment, the Original Agreement shall remain in full force and effect.
3.    Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the State of New York, without regard to principles of laws (whether of the State of New York or any other jurisdiction).
4.    Counterparts. This Amendment may be executed in counterparts and if so executed by each Party hereto, all copies together shall constitute a single agreement.
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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

CHENIERE MARKETING, LLC

By:	/s/ Davis Thames
Name:	Davis Thames
Title:	President

JPMORGAN LNG Co.

By:	/s/ Patrick Strange
Name:	Patrick Strange
Title:	Vice President

Signature Page to Amendment No. 2 to LNG Services Agreement